STOCK PURCHASE AGREEMENT

                                    EX- 10.25

     This Stock Purchase Agreement is entered into as of the 14th day of November, 1995, by and among Radnet Managed Imaging Services, Inc., a California corporation ("Buyer"), Primedex Health Systems, Inc., a New York corporation ("Primedex"), Future Diagnostics, Inc., a California corporation (the "Corporation"), and Michael Brant-Zawadzki, M.D., Jaana Cohan ("Cohan"), John V. Crues, M.D., Arnold S. Tesh and William S. Wood (individually, a "Seller" or a "Shareholder" and, collectively the "Sellers" or the "Shareholders"), with reference to the following facts:

                                 R E C I T A L S

     A.  Each   Shareholder   owns  the   number  of  shares  of  common   stock
(collectively, the "Shares") in the Corporation as set forth in Schedule 1 attached hereto.

     B. Buyer has agreed to purchase, and the Shareholders have agreed to sell, all of Shares upon the terms and conditions set forth herein.

     THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT

     1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, Buyer has agreed to purchase and each Shareholder agrees to sell, transfer and deliver the number of Shares set forth opposite such Shareholder's name on Schedule I attached hereto at the Closing on the Closing Date (as those terms are defined in Section 3 hereof).

     2.  Purchase Price and Payment.

         (a) Calculation of Purchase Price. Subject to the terms and condition of this Agreement, and in full consideration for the assignment, transfer and delivery to Buyer of the Shares, Buyer shall (i) pay to Sellers, at the times specified in Section 2(b), a cash purchase price per Share determined by dividing $2,405,000 (adjusted as indicated below) by the total number of outstanding Shares as indicated in Schedule 1 attached hereto and (ii) cause to be issued to Sellers a number of shares of capital stock of RadNetWork, Inc., a California corporation recently organized by Primedex ("Newco"), which represents an aggregate 20% interest in the outstanding capital stock of Newco, which shares of Newco shall be issued to each of Sellers on a pro rata basis in the same manner as the cash portion of the aggregate purchase price is allocated among the Sellers as set forth herein; provided, however, that if the proposed acquisition of MedLink of Texas is not completed by June 30, 1996, Sellers shall be issued or transferred additional shares in Newco so that Sellers shall own an aggregate of 40% of the outstanding capital stock of Newco. The parties acknowledge and agree that, after the Closing, Buyer will cause the Corporation to transfer to Newco all of the business and assets of the Corporation that is outside of the State of California.

         (b) Payment of Purchase Price. Buyer shall pay to Sellers at the Closing an aggregate amount of $105,000 by Buyer's checks or, if any Seller provides the necessary written instructions at least three business days prior to the Closing Date, by wire transfer to such Seller's bank account. Such payments shall be paid on a pro rata basis to the Sellers according to the number of Shares owned by each Seller as compared to the total number of outstanding Shares. The balance of the purchase price shall (subject to adjustment as set forth in Section 2(c) below) be payable in installments as follows:

              (i) One payment of $900,000, payable on January 2, 1996;



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              (ii)Four  quarterly  payments of $50,000 each, payable on February
29, 1996, May 31, 1996, August 31, 1996 and November 30, 1996;

              (iiiEight quarterly payments of $75,000 each, payable on February 28, May 31, August 31 and November 30, in 1997 and 1998;

              (iv)Four quarterly payments of $100,000 each, payable on February 28, 1999, May 31, 1999, August 31, 1999 and November 30, 1999; and

              (v) one final installment of $200,000, payable on December 31, 1999.

         (c) Adjustment of Purchase Price. The parties hereto acknowledge and agree that the purchase price for the Shares is based upon the assumption that, as of the Closing Date, the accounts receivable of the Corporation will result in collections of at least $904,270 during the eight month period beginning on the Effective Date and that the total liabilities of the Corporation as of the Effective Date (including all Excluded Liabilities, as defined in Section 4(g) below) to which the Corporation is subject as of the Effective Date or which are based upon the business or activities of the Corporation on or before the Effective Date (and which are not otherwise satisfied by the Shareholders) will be not more than $2,172,095. In the event that either (i) $904,270 is in excess of the total collections on the Corporation's Effective Date accounts receivable during the eight month period following the Effective Date or (ii) the amount of the Corporation's Effective Date liabilities attributable to business conducted by the Corporation on or before the Closing Date (including any Excluded Liabilities that are not satisfied by the Shareholders, but not including any operating expenses based upon the contracts listed in Schedule 4 that accrue after the Closing Date, e.g., lease payments under the Lease that are due after the Closing Date) to which the Corporation is subject or otherwise is required to pay is in excess of $2,172,095, then in either event the amount of such excess shall reduce the purchase price. Any such reduction shall first be offset against the next quarterly installment payments of the purchase price coming due pursuant to Section 2(b) above and, thereafter, shall be payable by the Sellers to Buyer on a pro rata basis according to the number of Shares held by each Seller as compared to the total number of Shares acquired by Buyer; provided, however, that the aggregate amount of all adjustments pursuant to this Section 2(c) shall not exceed $2,400,000. During the eight month period referred to in clause (i) above, each Seller shall have the right to monitor the collection of the accounts receivable referred to in this Section 2(c) and to take all reasonable actions as they deem necessary to assist the Corporation in tie collection of such receivables. In order to facilitate such monitoring and collection, the Corporation shall prepare and provide Sellers with a monthly report of the collection of such receivables and shall provide access to Sellers to pertinent account information. As soon as is reasonably practicable after the end of the eight month period referred to in clause (i) above, Buyer shall cause the Corporation to prepare and provide to Sellers a report showing the collected and uncollected Effective Date accounts receivable and the Effective Date liabilities paid as of the end of such eight month period.

     3. The Closing, the Closing Date and the Effective Date. The closing referred to in Section 1 hereof (the "Closing") will take place at Buyer's offices at 2:30 p.m., local time, on November 14, 1995, or at such other place or at such other date and time as Buyer and Cohan shall agree. Such time and date are referred to herein as the "Closing Date." Regardless of when the Closing occurs, it shall be effective as of 12:01 a.m. on November 1, 1995 (the "Effective Date"), and Buyer and Seller agree to acknowledge and use said Effective Date for all purposes, including for accounting and federal and state tax reporting purposes. Except as provided in Section 11 hereof, failure to consummate the Closing on the date and time and at the place selected pursuant to this Section 3 shall not result in any termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.


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     4.  Representations  and Warranties by Sellers.  Except as specifically set forth in Schedule 2 attached hereto, each Seller hereby represents and warrants to Buyer as follows:

         (a) Organization, Standing, etc. The information relating to the Corporation and the Shareholders set forth in Schedule 1 is accurate and complete with respect to the matters purported to be covered thereby. The Corporation and Future Data Resources, Inc., a Delaware corporation that is owned by one or more of the Shareholders ("Data"), are duly and validly organized and existing corporations in good standing under the laws of the States of California and Delaware, respectively, with full power and authority to carry on its business as presently conducted, and the Corporation is duly qualified and in good standing as a foreign corporation in the State of Illinois. The Corporation does not have any direct or indirect interest of any kind in any other corporation, partnership, association or business. Data is a newly organized corporation and, prior to the Closing Date, has not conducted any business. Except for an office in Illinois, the Corporation does not have any facilities or employees outside of the State of California and, although the Corporation has conducted certain business outside the State of California, such activities do not require the Corporation to qualify to do business under the laws of any state other than Illinois.

         (b) Compliance with Instruments and Agreements. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, (i) the articles of incorporation or bylaws of the Corporation, (ii) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over any Seller or the Corporation or (iii) assuming that the required consents referred to in Schedule 8 attached hereto are obtained at or prior to the Closing Date, any agreement, instrument or commitment to which any Seller or the Corporation is a party, by which any of them is bound or to which any of their property is subject.

         (c)  Capitalization and Indebtedness for Borrowed Moneys.

              (i) Capitalization and Dividends. The Shares constitute all of the issued and outstanding equity interests in the Corporation. Sellers have caused the Corporation to deliver to Buyer true and complete copies of the articles of incorporation and bylaws of the Corporation. Since January 1, 1995, the Corporation has not (A) paid any dividend to any Shareholder, (B) made any other distribution on or with respect to, or redeemed or otherwise acquired, any Shares or any other equity interest in the Corporation or (C) made or permitted any change in the authorized, issued or treasury shares of its equity securities.

              (ii)Indebtedness for Borrowed Moneys. The Corporation does not have any outstanding indebtedness for borrowed moneys except as reflected in the Balance Sheet included in Schedule 3 pursuant to subsection (f) below. True and complete copies of every instrument, agreement and other document relating to any such indebtedness have been delivered to Buyer. The receipt by Buyer of a duly executed Assignment in the form of Exhibit G attached hereto shall be sufficient to transfer to Buyer all right, title and interest in the indebtedness of the Corporation referred to in the Balance Sheet as "2250-00 - Notes Payable Image America - $202,696.67" and all related and incidental contract rights held by the holder of such indebtedness. Except for the "accrued officers salaries" as reflected in Schedule 3, immediately following the Closing, the Corporation will not be indebted to or have any obligation to any Shareholder, any of their respective relatives or any corporation, partnership, trust or other entity in which any Shareholder or any relative of any Shareholder (collectively, "Sellers, Affiliates") has any interest.

              (iiiOptions or Rights. There are no outstanding agreements, rights, subscriptions, options, warrants, convertible securities, commitments, arrangements or understandings of any character under which the Corporation is or may be obligated to issue or purchase any interest in the Corporation or under which any Shareholder is or may be obligated to sell or transfer any Shares or other interest in the Corporation.


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         (d) Title to Shares.  Each Shareholder has good and marketable title to all of the Shares set forth opposite such Shareholder's name in Schedule 1, free and clear of all liens, claims, encumbrances and restrictions, legal or equitable, of every kind, except for restrictions on transfer imposed by federal or state securities laws or as provided for on the Shareholder's respective stock certificates evidencing their Shares. Each Shareholder has full and unrestricted legal right, power and authority to sell, assign and transfer such Shareholder's Shares without obtaining the consent or approval of any other person, entity or governmental authority (other than the consents described in
Schedule 8), and the delivery of the Shares to Buyer pursuant to this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances,
claims  and   restrictions   of  every   kind,   except  for   restrictions   on
transferability imposed by federal and state securities laws.

         (e) Assets of the Corporation. The Corporation has good and marketable title to all of the properties and assets used in its business (including leasehold interests as to such assets that are leased), subject to no mortgage, pledge, lien, security interest, encumbrance or other charge, other than (i) the interests of equipment lessors with respect to leased equipment and (ii) liens for taxes not yet due. The assets owned or leased by the Corporation constitute all of the assets currently in existence which are being used in connection with the Corporation's business. The Corporation has, and will transfer to Data, good title to all of the Corporation's computer software and patents, as provided in
Section 6(j), and no such computer software or patent conflicts with or infringes on, and no third party has asserted to the Corporation or any Seller that such computer software or patent conflicts with or infringes upon, any proprietary rights owned or used by any third party.

         (f) Financial Statements. Attached hereto as Schedule 3 is a true and complete copy of the unaudited balance sheet (the "Balance Sheet") of the Corporation as of September 30, 1995 (the "Balance Sheet Date"). Sellers have also caused the Corporation to provide to Buyer unaudited statements of operations of the Corporation for the fiscal years ended March 31, 1994 and 1995 and for the six months ended on the Balance Sheet Date. The Balance Sheet and such statements of operations (i) are in accordance with the books and records of the Corporation, (ii) fairly present the financial condition of the Corporation at the Balance Sheet Date and the results of its operations for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied (except that such financial statements are not audited and do not include footnotes and, as to the interim financial statements, are subject to normal year end adjustments).

         (g) Liabilities of the Corporation. Except for the liabilities reflected in the Balance Sheet or the documents described in Schedule 4, and all other obligations incurred in the ordinary course of business since the Balance Sheet Date, the Corporation does not have and is not subject to any liability of any nature, whether accrued, absolute, contingent or otherwise. Any other liabilities or obligations of the Corporation are hereinafter collectively referred to as the "Excluded Liabilities." Sellers shall assume and hold the Corporation and Buyer harmless from and against any and all Excluded Liabilities as provided in Section 9 The Excluded Liabilities include, without limitation, the following:

              (i) Any liability for any taxes, including without limitation any state or federal gross receipts or income tax imposed on or payable by the Corporation and any sales tax, transfer or other similar tax or governmental charge associated with or arising from the business of the Corporation on or before the Effective Date (all of which shall be the sole responsibility of Sellers), except for any real estate taxes that are payable by the Corporation pursuant to the Lease and any non-delinquent personal property taxes on the other assets of the Corporation that are properly accounted for on the Balance Sheet;

              (ii)Any liability under any pending, threatened or contemplated litigation or administrative proceeding, including without limitation workers' compensation claims, EEOC claims, sexual harassment allegations and other similar claims or allegations by employees or former employees of any Corporation based upon acts or events prior to the Closing Date;


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              (iiiAny  liability for personal  injury,  medical  malpractice  or property damage which relates to the period prior to the Closing Date;

              (iv)Any liability under products liability, strict liability or implied warranty claims relating to services rendered or products sold by the Corporation or its independent contractors prior to the Closing Date;

              (v) Any debt or obligation owed by the Corporation to any Shareholder or any Sellers' Affiliate, except for the accrued officers salaries reflected in the Balance Sheet;

              (vi)Any liability related to any automobiles;

              (viiAny obligation or liability under or relating to any pension or profit sharing plan or any bonus or incentive compensation obligation to any employee or independent contractor that is not reflected on the Balance Sheet;

              (viii) Any Medicare or Medicaid  contract,  or any other  possible
governmental   liabilities,   of  the   Corporation  or  any  affiliate  of  any
Corporation;

              (ix)Any liability or obligation associated with the computer software or patents that are to be transferred to Data as described in Section 6(j);

              (x) Any refund liability or other obligation resulting from duplicate payments for services rendered prior to the Effective Date; and

              (xi)The costs and expenses associated with this Agreement, as described in Section 6(e).

         (h) Noncompetition Covenants. The Corporation is not subject to any noncompetition covenant or other similar agreement restricting its ability to engage in competitive businesses and, following the Closing, Buyer, Primedex and their affiliates will not be subject to any such noncompetition covenant or restrictive agreement by virtue of Buyer's acquisition of the Shares.

         (i) Account Receivable. A true and complete list of all outstanding accounts receivable of the Corporation as of the Balance Sheet Date has been delivered to Buyer. To Sellers' knowledge, all of the accounts receivable held by the Corporation are valid and enforceable claims and are not subject to any defenses, offsets, claims or counterclaims. The allowances for doubtful accounts and contractual adjustments reflected in the Balance Skeet are based upon historic collection activities of the Corporation and have been determined in accordance with generally accepted accounting principles. Although no Seller knows of any reason why such accounts will not be collected on a timely basis, no representation is made hereby that such accounts will be collected and, notwithstanding any of the provisions of this Agreement, Buyer's only remedy with respect to the collection of any such accounts receivable shall be as provided in Section 2(c).

         (j) Real Property Lease. Sellers have caused the Corporation to provide to Buyer, true and complete copies of those certain Lease Agreements, each dated as of May 23, 1995 (collectively the "Lease") between the Corporation and GreatWest Life Annuity & Insurance Company (the "Landlord") pursuant to which the Corporation leases the office space and related leasehold improvements located at 6380 Wilshire Boulevard, Suites 900 and 908A, Los Angeles, California (the "Real Property"). The Corporation has not assigned, subleased or conveyed any interest in the Lease or any of the premises covered thereby. The lease of Suite 900 expires on November 30, 2000 and the lease on Suite 908A expires on June 30, 1998 and there is no current extension option. Neither the Corporation nor (to the best of each Seller's knowledge) Landlord is in default under the Lease and no event or condition has occurred or exists which, with the passage of time, the giving of notice or both, would cause either the

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Corporation  or (to the  best  of each  Seller's  knowledge)  Landlord  to be in default thereunder, including without limitation any deferred maintenance or repairs for which either Landlord or the Corporation is responsible. The Corporation does not have any interest, whether as lessee, owner, licensee or otherwise, in any other real property.

         (k) Material Contracts. Sellers have caused the Corporation to deliver to Buyer an accurate list (attached hereto as Schedule 4) of all material contracts, leases and instruments to which the Corporation is a party or by which it or any of its assets are bound as of the date hereof. For purposes hereof, the term "material contracts" shall mean the following: (i) all equipment leases where the aggregate rent required to be paid on or after the
Effective Date under the terms of such lease is at least $5,000; (ii) all executory purchase agreements relating to the purchase of equipment, supplies or other goods where the amount that is payable after the Effective Date is at least $5,000; (iii) all agreements with any Shareholder or any of Sellers, Affiliates, and Schedule 4 sets forth the relationship (if any) of any party to any agreement, lease or other document listed in Schedule 4 with any Shareholder or Sellers' Affiliate; (iv) all agreements with any physician, owner of imaging equipment or other provider of radiology services; (v) all employment,
consulting  and  retainer  agreements;   (vi)  all  agreements  with  hospitals,
employers, health maintenance organizations, workers' compensation health care organizations, insurance companies, preferred provider organizations and other managed care entities, or other contracts whereunder the Corporation is committed to provide professional, technical or medical facility services; (vii) all agreements with sales or marketing representatives; (viii) all documents and instruments relating to any indebtedness reflected on the Balance Sheet (except any such indebtedness that pursuant to the terms of this Agreement is to be discharged at or prior to the Closing); (ix) all powers of attorney and agency agreements with third parties; and (x) all other agreements and commitments in which the financial obligation of the Corporation as of the Effective Date is at least $5,000. Sellers have caused the Corporation to deliver to Buyer or its counsel true and complete copies of the documents and instruments described in
Schedule 4.

         (l) Bank Accounts. Set forth on Schedule 5 attached hereto is an accurate and complete list showing the name and address of each bank in which the Corporation has an account or safe deposit box, the number of any such account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

         (m) Tax Returns and Audits. The Corporation has accurately prepared and filed all federal, state and local income, employment and property tax returns and all information statements required to he filed prior to the date of this Agreement. The Corporation has withheld proper and accurate amounts from its employees' compensation in full and complete compliance with all withholding and similar provisions of all state and federal tax laws, including without limitation employee withholding and social security taxes. True and complete copies of each of the most recent of any such material return or statement have been provided to Buyer. Any federal, state and local taxes required to be paid or withheld with respect to the periods covered by such returns and statements have been paid or withheld. The liability for unpaid taxes shown on the Balance Sheet is and will be sufficient to pay all taxes not reported on and paid with returns filed by the Corporation prior to' the Closing Date. No tax liability will be incurred by the Corporation as a result of the transactions contemplated by this Agreement. The Corporation is not delinquent in the payment of any tax, assessment or governmental charge or in the filing of any tax return or information statement. The Corporation does not have any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax which is currently effective. Neither the federal income tax returns nor the state income or franchise tax returns (if any) of the Corporation have ever been audited by any governmental authority.


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         (n)  Litigation  and  Proceedings.  Except as  described in Schedule 6, there are no legal claims, actions, suits, disputes with payors or providers, arbitrations or other legal, administrative or governmental proceedings pending or, to the knowledge of each Seller, threatened against the Corporation or any properties, assets or business of the Corporation and, to the knowledge of each Seller, no facts exist which have been or should be reported under any professional liability insurance policy covering the Corporation. Neither the Corporation nor Seller is in default with respect to any judgment, order or decree of any court, governmental agency or instrumentality. Schedule 6 contains a complete and accurate description of the status of any matter covered thereby and the Corporation carries adequate insurance to cover the costs, expenses and damages of each of the matters described therein that include allegations of medical malpractice. Except for normal collection efforts relating to accounts receivable, the Corporation is not engaged in any legal action to recover money due to or damages sustained by the Corporation.

         (o) Compensation and Benefits. Attached hereto as Schedule 7 is an accurate and complete list setting forth the names, dates of hire, salaries or other remuneration, bonuses and employee benefits of all current employees and consultants of the Corporation (including but not limited to vacation time and pay, severance pay, incentive compensation programs, sick time and pay and group insurance and other benefit plans, policies and arrangements), whether such benefits are provided pursuant to contract, policy, custom or informal understanding. Sellers have caused the Corporation to deliver to Buyer copies of the Corporation's written employee policies and practices (including, for example, any employee handbook). The Corporation does not have any collective bargaining agreement with any labor union and is not currently negotiating with a labor union. No employee of the Corporation has ever petitioned for a representation election. No employee of the Corporation has ever filed with any governmental authority any claim asserting sexual harassment, age or racial discrimination or violation of OSHA by the Corporation, any Shareholder or any other officer, director, employee or agent of the Corporation.

         (p) Compliance with Law and Instruments. The business and operations of the Corporation have been and are being conducted in material compliance with all applicable laws, ordinances, codes, rules, regulations and licensing requirements of all authorities (collectively, "Laws") including but not limited to Laws relating to occupational safety, health care, zoning or environmental matters. No Seller or the Corporation has received notice from any governmental unit or administrative or regulatory agency claiming any violation of any. Law. The Corporation has complied in all material respects with all applicable federal and state securities Laws in connection with the sale or resale of the Shares and any other equity interest in the Corporation. The Corporation meets in all material respects the conditions for participation in the Medicare and Medicaid programs. No governmental consent, review or other process is required in connection with the sale of the Shares provided for herein or in order for the Corporation to continue its business following the consummation of the transactions contemplated hereby. The Corporation has never received payments for procedures covered by the Medicare and Medicaid programs. No Seller knows of any reason why the Corporation will not or may not be able to continue its business, as presently conducted, following the Closing.

         (q) No Consent Required. Except for the consents and notice requirements described in Schedule 8, the execution and delivery of this Agreement and the consummation of the transactions provided herein will not require any governmental consent, review or other process or the consent of any party to any lease (including the Lease), contract, agreement or instrument to which the Corporation is a party or by which any of its assets is subject.

         (r) Permits. Schedule 9 attached hereto lists all of the material permits, approvals and authorizations that the Corporation holds in connection with its business. No other permit, approval or authorization of any governmental unit or administrative or regulatory agency is necessary for the lawful conduct of the Corporation's businesses, except where the failure to obtain any such permit would not have a material adverse affect on the Corporation. Sellers have caused the Corporation to deliver to Buyer copies of all permits, approvals and authorizations listed on Schedule 9.

         (s) Absence of Specified Changes. Except for the transactions and agreement provided for or referred to herein, since the Balance Sheet Date there has not been: (i) any transaction by the Corporation except in the ordinary course of business; (ii) any capital expenditure by the Corporation exceeding $5,000; (iii) any material adverse change in the working capital, financial condition, business, markets, properties, assets, results of operation or prospects of the Corporation; (iv) any event which has materially affected or may materially and adversely affect the Corporation, including without limitation any material reduction in the Corporation's charge or fee schedule;
(v) any material destruction, damage to or loss of any material asset of the Corporation, whether or not covered by insurance; (vi) any indebtedness for borrowed money incurred or the creation or imposition of any mortgage, pledge or other encumbrance on any asset of the Corporation; (vii) any increase in salaries or benefits to employees or independent contractors of the Corporation, other than annual increases implemented in accordance with the past practices of the Corporation; (viii) any material amendment to the Lease or any other material contract or lease listed in Schedule 4, other than in the ordinary course of business of the Corporation; (ix) any sale, transfer or disposition of any equipment that is material to the Corporation, other than dispositions in the ordinary course of business where the equipment disposed of is replaced by equipment of at least equal value and utility; or (x) any agreement by the Corporation to do any of the things described in this subsection (s).

         (t) Insurance Policies. Sellers have caused the Corporation to provide to Buyer complete and accurate copies of all insurance policies or certificates of insurance under which the Corporation is insured, including the coverage limits and deductibles applicable thereto. The Corporation's medical malpractice insurance coverage has and will have coverage limits of at least $1,000,000 per occurrence and $1,000,000 in the aggregate. Attached hereto as Schedule 10 is a listing of all of the insurance policies covering the Corporation or its assets, which Schedule 10 reflects the policy numbers, terms, identity of insurers and amounts of coverage. All of such policies are now and will be until Closing in full force and effect on an occurrences basis with no premium arrearages. The Corporation is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a due and timely fashion.

         (u) Retirement Plans. The Corporation has never maintained any pension, profit sharing or other retirement plan, nor does it participate in, nor has it ever participated in, any multi-employer plan as defined in Section 400(a) (3) of the Employee Retirement Income Security Act of 1974, as amended. Neither Buyer nor the Corporation will incur any obligation or liability under or relating to any such plan as a result of the transactions contemplated by this Agreement, or otherwise.

         (v) No Brokers or Finders. As a result of any act or failure to act by any Shareholders, Sellers' Affiliate or the Corporation, no person or entity has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim against or upon Buyer, Primedex or the Corporation for any commission, fee or other compensation as a broker, finder or any similar capacity.

         (w) Use of Names. The only names under which the Corporation currently conducts business are "Future Diagnostics, Inc." and "FDI". The Corporation owns the entire right, title and interest in and to such names, together with any derivatives thereof, and no third party has ever notified the Corporation or any Seller that the use of any such name is in violation of the rights of such third party.

         (x) Equipment. Each material item of equipment will be in good operating condition, normal wear and tear excepted, as of the Closing Date.

         (y)  Environmental Matters.

              (i)  The   Corporation   is  currently  in  compliance   with  all
Environmental Laws (as defined below), which compliance includes, without limitation, the possession by the Corporation of all permits and other governmental authorizations required under applicable Environmental Laws to operate its business, and the Corporal ion is in compliance in all material respects with the terms and conditions thereof;

              (ii)No Hazardous Substances (as defined below) have been generated or stored on, at or adjacent to the Real Property by the Corporation, except in compliance with applicable Environmental Laws;

              (iiiNo Hazardous Substances have been disposed of or released on, from or adjacent to the Real Property by the Corporation, except in compliance with applicable Environmental Laws;

              (iv)The Corporation has not received any written communication, whether from a governmental authority, citizen's group, employee, consultant or otherwise, that alleges that the Corporation or the Real Property is not in full compliance with Environmental Laws, and there is no Environmental Claim (as defined below) pending or, to the best of each Seller's knowledge, threatened against the Corporation or any owner or lessor of the Real Property; and

              (v) To the best of each Seller's knowledge, the Real Property does not contain asbestos in any form.

         "Environmental Claim" means any claim, action, cause of action, investigation or notice by any person or entity alleging potential liability (including without limitation potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release on or from the Real Property or the Corporation, of Hazardous Substances or (B) circumstances forming the basis of any violation, or alleged violation, of any environmental law.

         "Environmental Laws" means the federal, state, regional, county or local environmental, 'health or safety laws (including the Medical Waste Tracking Act of 1988, 42 U.S.C. ss.6992, et seq.), regulations, ordinances, rules and policies and common law in effect on the date hereof and the Closing Date relating to the use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal, emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to protection of human health or the environment (including without limitation ambient air, surface water, ground water, land surface or subsurface strata), as the same may be amended or modified to the date hereof and the Closing Date.

         "Hazardous Substances" means any toxic or hazardous waste, pollutants or substances, including without limitation medical wastes, asbestos containing materials or substances, any substance defined or listed as a "hazardous substance," "toxic substance," "toxic pollutant" or similarly identified substances or mixture, in or pursuant to any Environmental Law and medical or infectious wastes.

              (z) Payments. The Corporation has not, directly or indirectly, paid or delivered or agreed to pay or deliver any fee, commission or other sum of money, item of property or other consideration, however characterized, to any person, governmental official or other party which is illegal under any federal, state or local Law.

              (aa)Corporate Records. The minute books, stock certificate books and stock transfer ledgers of the Corporation are in the Corporation's possession, are complete and accurate in all material respects and reflect all those transactions and corporate acts which properly should have been set forth therein.

              (bb)Investment Intent. Each Seller acknowledges that the shares of Newco to be acquired pursuant hereto have been offered and will be transferred to such Seller pursuant to an exemption from registration under the federal Securities Act of 1933, as amended, and all applicable state securities laws. Seller is acquiring such Shares of Newco for investment purposes only and has no present intent to distribute, resell, pledge or otherwise dispose of any such Newco shares.

              (cc) Full Disclosure. None of the representations, warranties or disclosures made to Buyer by the Corporation or Sellers herein, or in any exhibit, schedule, list, certificate or memorandum furnished or to be furnished to Buyer by the Corporation or any Seller in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit any material fact, the omission of which would tend to make the statements made herein or therein misleading in any material respect.

     5. Representations and Warranties by Buyer. Buyer and Primedex hereby jointly and severally hereby represent and warrants to Sellers as follows:

         (a) Organization and Good Standing. Buyer and Newco each is a duly organized and validly existing corporation in good standing under the laws of the State of California, with full power and authority to carry on its businesses as presently conducted. Primedex is a duly organized and validly existing corporation under the laws of the State of New York and is duly qualified and in good standing as a foreign corporation in the State of California, with full power and authority to carry on its business as presently conducted. Each of Buyer and Newco are newly organized corporations and, prior to the Closing Date, have not conducted any business or incurred any liabilities (other than organizational expenses).

         (b) Due Authorization. The execution, delivery and performance of this Agreement by Buyer and Primedex have been duly authorized by all requisite action of the boards of directors of Buyer and Primedex and no further action is necessary to make this Agreement valid and binding upon Buyer and Primedex in accordance with its terms.

         (c) Compliance with Instruments and Agreements. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of either Buyer or Primedex, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over Buyer or Primedex, or any agreement, instrument or commitment to which Buyer or Primedex is a party or by which either Buyer -or Primedex is bound or to which any of their respective property is subject.

         (d) No Constant Required. Except for the consents and approvals listed in Schedule 8, no authorization or consent of any federal or state administrative or regulatory agency or other third party is required for the execution, delivery and performance of this Agreement by Buyer and Primedex or for the performance by Buyer and Primedex of the transactions contemplated by this Agreement.

         (e) No Finders or Brokers. As a result of any act or failure to act by Buyer, Primedex or any of their affiliates, no person, firm or corporation has, or as a result of the transactions contemplated hereby will have, any right, interest or valid claim upon the Corporation or any Seller for any commission, fee or other compensation as a finder, broker or in any similar capacity.

         (f) Investment Intent. Buyer acknowledges that the Shares have been offered and will be sold to Buyer pursuant to an exemption from registration under the federal Securities Act of 1933, as amended, and all applicable state securities laws. Buyer is purchasing the Shares for investment purposes only and has no present intent to distribute, resell, pledge or otherwise dispose of any of the Shares.

         (g) Full Disclosure. None of the representations, warranties or disclosures made to Sellers by Buyer or Primedex herein, or in any exhibit, schedule, list, certificate or memorandum furnished or to be furnished to Sellers by Buyer or Primedex in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit any material fact, the omission of which would tend to make the statements made herein or therein misleading in any material respect.

     6. Pre-Closing Covenants. The parties agree that from the date hereof until the Closing Date or the termination of this Agreement:

         (a) Due Diligence. The Corporation and Sellers will afford officers and authorized representatives of Buyer and Primedex with reasonable access to the financial, legal, operational and statistical books and records of the Corporation and shall permit Buyer and Primedex to conduct physical inspections of the Real Property at such time or times as will not disrupt the Corporation's business.

         (b)  Continuation of Business.  Sellers shall cause the Corporation to:
(i) except as required or permitted by this Agreement, conduct its business only in the usual and ordinary course as it has previously been conducted, including without limitation its policies and practices relating to the collection of accounts receivable and the payment of trade payables and other liabilities, and not introduce any new methods of management, operations or accounting, without Buyer's prior written consent (which shall not be unreasonably withheld); (ii) use its best efforts to maintain its working capital at or above the working capital shown on the Balance Sheet; (iii) maintain the assets of the Corporation in as good working order and condition as at present, ordinary wear and tear excepted; (iv) perform all material obligations under material agreements and leases; (v) keep in full force and effect present insurance policies; and (vi) maintain and preserve the business organization of the Corporation intact, retain its present employees and maintain its relationships with, employees, providers, patients, payors and others having business relations with the Corporation.

         (c) Actions Requiring Consent. From the date hereof until the Closing Date, without Buyer's prior written consent (which shall not be unreasonably withheld), except as required or permitted by this Agreement, Sellers shall not permit the Corporation to: (i) prepay any debt in excess of $5,000 prior to its stated maturity (except pursuant to an existing amortization payment schedule) or enter into any contract or commitment or incur or agree to incur any debt or make any capital expenditure requiring the payment of amounts in excess of $5,000; (ii) create or assume any mortgage, pledge or other lien or encumbrance upon any of its assets, whether now owned or hereafter acquired; (iii) make any loan; (iv) incur any debt or other monetary obligation, other than normal trade payables; (v) amend the Lease or any material contract listed in Schedule 4, except changes made in the ordinary course of business, enter into any new material contract or change any employee compensation (except normal annual salary increases implemented in accordance with past practices) (vi) make any commitment to reduce, fix or otherwise limit professional or technical fees or rates or to purchase supplies, equipment or services, unless such commitment is cancellable upon no more than 60 days notice; (vii) fail to pay any obligation in a timely manner prior to delinquency; or (viii) declare, set aside or pay any dividend or distribution to its shareholders, or directly or indirectly purchase, redeem or otherwise acquire any outstanding equity interest in the Corporation.

         (d) Performance Covenant. Each of the parties hereto covenants and agrees that it will take all action reasonably within its power and authority to duly and timely carry out all of its obligations hereunder, to perform and comply with all of the covenants, agreements, representations and warranties hereunder applicable to it and, as and to the extent such party has the power and authority to do so, to cause all conditions to the obligations of the other parties to close the purchase and sale of the Shares pursuant hereto to be satisfied as promptly as possible. Anything in any agreement, or any restriction set forth on any stock certificate, to the contrary notwithstanding, each Seller hereby consents to the sale of the Shares to Buyer pursuant hereto without such Shares being first offered to the Corporation or any Shareholder.

         (e) Costs of Agreement. Buyer and Sellers agree to bear all of their own expenses incurred in preparing or complying with this Agreement, including without limitation all legal and accounting expenses and fees. None of such expenses shall be charged to or paid by the Corporation or Newco, whether before or after the Closing Date.

         (f) Governmental Approvals. The Corporation and Sellers shall assist and cooperate with Buyer and Buyer's representatives and counsel in obtaining all governmental consents, approvals and licenses which Buyer deems necessary or appropriate, and in the preparation of any document or other materials which may be required by any governmental agency, in connection with the transactions contemplated herein.

         (g) No-Shop Clause. Neither the Corporation nor any Shareholder will, without the prior written consent of Buyer (which may be withheld by Buyer in its sole discretion) (a) offer for sale any of the Shares or any equity interest or assets of the Corporation (or any material portion thereof), (b) solicit offers to buy any of the Shares or any equity interest or assets of the Corporation (or any material portion thereof), (c) hold discussions with any party (other than Buyer) looking toward such an offer or solicitation or looking toward a merger or consolidation of the Corporation, or (d) enter into any letter of intent or agreement with any party (other than Buyer) with respect to the sale or other disposition of any of the Shares or any equity interest or assets of the Corporation (or any material portion thereof) or with respect to any merger, consolidation or similar transaction involving any Seller or the Corporation.

         (h) Transfer of Software. At or prior to the Closing, the Corporation shall transfer to Data certain computer software assets and patents owned by the Corporation in exchange for the execution and delivery by Data of a License Agreement substantially in the form of Exhibit A-1 attached hereto. The computer software to be transferred is described in Annex 1 to said License Agreement. All other computer software assets owned by the Corporation shall be retained by the Corporation and shall be subject to a separate License Agreement to be entered into between the Corporation and Data, which separate license agreement shall be substantially in the form of Exhibit A-2 attached hereto.

         (i) Interim Operating Reporting. During the period from the date of this Agreement to the Closing, Sellers shall cause the officers of the Corporation and other management personnel of the Corporation (a) to confer on a regular and frequent basis with one or more representatives of Buyer to report material operational matters relating to the Corporation and to report the general status of on-going operations, (b) to notify Buyer in writing of any material adverse change in the financial position or earnings of the Corporation after the Balance Sheet Date, any unexpected emergency or other unanticipated change in the business of the Corporation, any governmental complaints, investigations or hearings or adjudicatory proceedings (or communications indicating that the same may be contemplated) or any litigation, arbitration or other such matter that has been filed or threatened against the Corporation and
(c) to keep Buyer fully informed of such events and permit its representatives to participate in all discussions relating thereto. Within 10 business days following any month-end which occurs on or after the date of execution of this Agreement, Sellers shall cause the Corporation to provide Buyer with an unaudited balance sheet and income statement of the Corporation which reflects the operations of the Corporation for such month, which interim financial statements shall be prepared in a manner consistent with the policies and practices used in the preparation of the Balance Sheet.

         (j) Insurance Ratings. Sellers shall cause the Corporation to take all action reasonably requested by Buyer to enable Buyer to succeed to the workers, compensation and unemployment insurance ratings, deposits and other interests of the Corporation for insurance purposes. Buyer shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

     7. Conditions Precedent to Obligations of Buyer. The obligations of Buyer and Primedex hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived by Buyer):

         (a) Accuracy of Representations and Warranties of Sellers. The representations and warranties of Sellers contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. All of the agreements of Sellers and the Corporation to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed in all material respects.

         (b) Action Restraining or Affecting Transaction. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transfer of any of the Shares, or which in the reasonable opinion of Buyer may otherwise materially and adversely affect the Corporation, and no third party or governmental agency or body shall have taken or threatened any action with respect this Agreement as a result of which Buyer deems it inadvisable to proceed with the transactions contemplated herein.

         (c) Material Changes. The Corporation shall not have suffered any change, loss or damage since the Balance Sheet Date which materially and adversely affects or impairs the financial condition (including without limitation the working capital) of the Corporation or the operations or prospects of the Corporation.

         (d) Governmental Permits. Buyer shall have obtained all licenses, certificates, permits and rulings of, and made all notices to, all governmental authorities that may be required in connection with the acquisition of the Shares and the continuation of the operation of the business of the Corporation following the Closing.

         (e) Consents, Approvals and Authorizations. Sellers shall have obtained all consents, approvals and authorizations and given all notices required in connection with the transactions provided for herein, including the consents and notices described in Schedule 8.

         (f) Legal Opinion. Sellers shall have delivered to Buyer an opinion of Parker, Milliken, Clark, O'Hara & Samuelian, P.C., counsel to Sellers and to the Corporation, dated the Closing Date, covering the matters set forth in Exhibit B attached hereto and, otherwise, in form and substance satisfactory to Buyer and its counsel. In rendering such opinion, such counsel may rely as to factual matters upon certificates of public officials and upon certificates of officers of the Corporation.

         (g) Resignation of Officers and Directors. Each of the elected and acting directors and officers of the Corporation shall have submitted his or her resignation, effective as of the Closing Date.

         (h)  Transfer  of  Shares.   Sellers  shall  have  delivered  to  Buyer
certificates representing the Shares, duly endorsed in blank or accompanied by a Stock Assignment Separate From Certificate from that is duly endorsed in blank.

         (i) Delivery of Corporate Records. All of the books and records of the Corporation, including but not limited to the shareholder register, stock certificate book, corporate seal and minute books containing the minutes or written consents of all meetings of the shareholders and directors (and all committees thereof) of the Corporation shall have been delivered to Buyer.

         (j) Certificate. If the Closing Date is other than the date of this Agreement, Buyer shall have received a certificate, signed by each of the Shareholders and dated as of the Closing Date, certifying that (i) the representations and warranties of Sellers set forth herein are true and correct as of the Closing Date and (ii) the Corporation and each Seller has performed all of their respective obligations under this Agreement that were required to be performed prior to or at the Closing (except as performance may have been waived by Buyer prior to or at the Closing).

         (k) License Agreements. Data shall have executed and delivered to Buyer License Agreements in the form attached hereto as Exhibits A-1 and A-2.

         (1) Newco Shareholders Agreements. Each Seller shall have executed and delivered a Shareholders Agreement substantially in the form of Exhibit C attached hereto, relating to the shares of Newco stock to be issued to Sellers pursuant to Section 2 (a) (ii).

         (m) Legal Matters. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel for Buyer, which approval shall not be unreasonably withheld.

         (n) Employment Agreement. Cohan shall have executed and delivered an Employment Agreement in the form attached hereto as Exhibit D.

         (o) Assignment. Buyer shall have received an Assignment substantially in the form of Exhibit G attached hereto duly executed by MedAlliance, Inc.

     8. Conditions Precedent to Obligations of Sellers. The obligations of Sellers hereunder are subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived by Cohan, who is designated as the duly authorized representative of Sellers for this purpose):

         (a) Accuracy of Representations and Warranties of Buyer; Officer's Certificates. The representations and warranties of Buyer and Primedex contained in this Agreement shall be true in all material respects as of the Closing Date as though such representations and warranties had been made at and as of that time. All of the agreements of Buyer and Primedex to be performed by Buyer and Primedex on or before the Closing Date shall have been duly performed in all material respects. Buyer shall deliver to Seller's counsel certified copies of all resolutions of the boards of directors of Buyer and Primedex approving or otherwise relating to this Agreement and the transactions contemplated hereby. If the Closing date is other than the date of this Agreement, Buyer shall have delivered to Sellers' counsel an officer's certificate attesting to compliance with this Section 8(a).

         (b) Action Restraining or Affecting Transaction. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transfer of any of the Shares, or which in the reasonable opinion of Sellers may otherwise materially and adversely affect Sellers, and no third party or governmental agency or body shall have taken or threatened any action with respect to this Agreement as a result of which Sellers deem it inadvisable to proceed with the transactions contemplated herein.

         (c) Receipt of Consideration. Buyer shall have delivered to Sellers the portion of the purchase price for the Shares payable at the Closing in accordance with Section 2(a).

         (d) Legal Matters. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel for Sellers, which approval shall not be unreasonably withheld.

         (e) Guaranty. Primedex and its subsidiary, RadNet Management, Inc., shall have executed and delivered to Sellers a Guaranty and Security Agreement in the form attached hereto as Exhibit F.

         (f) License Agreements. Primedex and Buyer shall have executed and delivered to Data License Agreements substantially in the form of Exhibits A-1 and A-2 attached hereto, respectively.

     9.  Indemnification.

         (a) Indemnification by Buyer. Buyer and Primedex jointly and severally covenant and agree to indemnify and hold Sellers and their successors and assigns at all times harmless from and against any loss, liability, damage and expense (including reasonable attorneys, fees and other costs of defense) caused by or arising out of any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Buyer or Primedex under this Agreement.

         (b) Indemnification by Sellers. Subject to the limitations set forth in
Section 9(c), each Seller covenants and agrees that such Seller will indemnify and hold Buyer and the Corporation and their successors and assigns and their respective officers, directors, employees, stockholders and agents at all times harmless from and against any loss, liability, damage or expense (including reasonable attorneys, fees and other costs of defense) caused by or arising out of or in connection with any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of such Seller under this Agreement or any Excluded Liability (as defined in Section 4(g) above).

         (c)  Limitations.  Any claim  asserted  against any Seller  pursuant to
Section 9(h) ("Claim") shall be subject to the following limitations:

              (i) The liability of each Seller under Section 9(b) or for any breach of such Seller's representations and warranties made in or pursuant to this Agreement (other than the representations and warranties set forth in Section 4(d) made by such Seller) shall be limited to such Seller's pro rata share of such liability (based upon the amount such Seller receives for his or her Shares as compared to the total consideration paid by Buyer for all of the Shares) and, in any event, each Seller's total liability shall not exceed the consideration received (or which would otherwise have been received) for such Seller's Shares pursuant to this Agreement, with the Newco shares received by Sellers being valued for purposes of this subsection (i) at the same price per share paid (in cash and as an equity contribution) by Primedex for its Newco shares that it retains as of December 31, 1995; provided, however, that Sellers shall have the option to deliver Newco shares, valued at such per share value, in satisfaction of any liability under Section 9(b) in excess of the cash consideration received (or which otherwise would have been received) pursuant to this Agreement;

              (ii)Neither Buyer nor the Corporation shall be entitled to make any Claim against any Seller with respect to any breach of such Sellers representations and warranties set forth herein at any time after May 31, 1997, except for (A) Claims asserted in writing pursuant to Section 9(b) on or before May 31, 1997, (B) Claims made with respect to an Excluded Liability and (C) Claims made with respect to any breach of Section 4(a), (b), (c)(i), (c)(iii),
(d), (e), (v), (y) or (z);

              (iiiNeither Buyer nor the Corporation shall be entitled to make any Claim against any Seller with respect to any Excluded Liability or with respect to any breach of any of the representations and warranties referred to in subsection (ii) (C) above it any time after December 31, 1999, except for such Claims asserted in writing pursuant to Section 9(b) on or before December 31, 1999; and

              (iv)All Claims against Sellers shall be satisfied first as an offset against (or, if applicable, as an adjustment pursuant to Section 2 (c) of) the payment obligations to Sellers set forth in Section 2(b), but Sellers acknowledge and agree that to the extent their obligations under Section 9 (b) exceed the amount that remains due under Section 2(b), they shall be obligated to pay such excess Claims, subject to the other limitations set forth in this
Section 9(c).

         (d) Undisputed Claims. A party (the "Indemnified Party") may assert a Claim that it is entitled to, or may become entitled to, indemnification under this Agreement by giving notice of its Claim to the party or parties that are, or may become, required to indemnify the Indemnified Party (the "Indemnifying Party," whether one or more), providing reasonable details of the facts giving rise to the Claim and a statement of the Indemnified Party's loss, damage or expense (including attorneys' fees and costs) incurred, suffered or paid (collectively, the "Loss") in connection with the Claim or an estimate of the amount of the Loss that it reasonably anticipates that it will incur or suffer. If the Indemnifying Party does not object to the Claim during the 20 day period following the date of delivery of the Indemnified Party's notice of its Claim (the "Objection Period"), the Claim shall be considered undisputed and the Indemnified Party shall be entitled to recover the amount of its Loss. The fact that a Claim is not disputed by the Indemnifying Party shall not constitute an admission or create any inference that the asserted Claim is valid for any purpose other than the indemnity obligation of the Indemnifying Party as to such Claim pursuant to this Section 9.

         (e) Disputed Claims. If the Indemnifying Party gives notice to the Indemnified Party within the Objection Period that the Indemnifying Party objects to the Claim, then (i) the parties shall attempt in good faith to resolve their differences during the 30 day period following the date of delivery of the Indemnifying Party's notice of its objection (the "Resolution Period") and (ii) if the parties fail to resolve their disagreement during the Resolution Period, either party may unilaterally submit the disputed Claim for binding arbitration in Los Angeles, California in accordance with the American Arbitration Association's rules for commercial arbitration in effect at the time. The award of the arbitrator or panel of arbitrators shall include reasonable attorneys' fees to the prevailing party and may be entered in any appropriate court.

         (f) Third Party Suits. In the case of any Claim relating to a claim by a third party (a "Third Party Suit"), the Indemnified Party shall control the defense of the Third Party Suit and the Indemnifying Party may, at its own expense, participate in (but not control) the defense and employ counsel separate from the counsel employed by the Indemnified Party; provided, however, that the Indemnifying Party may assume control of the defense of the Third Party Suit at any time during the course of the suit if the Indemnifying Party confirms in writing to the Indemnified Party that the Indemnified Party is entitled to indemnification under this Agreement with respect to the Claim and for Losses arising out of the Third Party Suit. If the Indemnifying Party assumes control of the defense of a Third Party Suits, (i) the Indemnifying Party shall consult with the Indemnified Party with respect to the Third Party Suit upon the Indemnified Party's reasonable request for consultation and (ii) the Indemnified Party may, at its expense, participate in (but not control) the defense and employ counsel separate from the counsel employed by the
Indemnifying Party. Regardless of whether the Indemnifying Party assumes the defense of the Third Party Suit, all parties shall cooperate in its defense.

         (g) Settlement or Compromise. Any settlement or compromise of any Third Party Suit by the Indemnified Party shall also be binding on the Indemnifying Party in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the settlement or compromise. The Indemnified Party shall give the Indemnifying Party at least 15 days prior written notice of any proposed settlement or compromise, during which time the Indemnifying Party may assume the defense of the Third Party Suit and, if it does so (or if the Indemnifying Party has already assumed control of such Third Party Suit), the proposed settlement or compromise may not be made without the Indemnifying Party's consent, which shall not be unreasonably withheld.

         (h) Failure to Act by Indemnified Party. Any failure by the Indemnified Party to defend a Third Party Suit shall not relieve the Indemnifying Party of its indemnification obligations if the Indemnified Party gives the Indemnifying Party at least 30 days prior written notice of the Indemnified Party's intention not to defend and affords the Indemnifying Party the opportunity to assume the defense.

         (i) Insured Claims. In case any event shall occur which would otherwise entitle either party to assert a Claim for indemnification hereunder, no Loss shall be deemed to have been sustained by the Indemnified Party to the extent of any proceeds received by the Indemnified Party from any insurance policies with respect thereto.

     10. Post-Closing Covenants.

         (a) Adoption of Newco Shareholders Agreement. Primedex and each Shareholder hereby adopts, approves and agrees to be bound by the Shareholders Agreement in the form attached to this Agreement as Exhibit C.

         (b) Release by Sellers and Sellers' Affiliates. Except for liabilities and obligations to any Shareholder or Sellers' Affiliates expressly described in
Schedule 4, each Seller, on behalf of itself and all Sellers' Affiliates, as of the Closing Date, hereby releases, discharges and acquits the Corporation of and from any and all debts, liabilities and obligations of the Corporation to Seller or any Sellers, Affiliate, including without limitation all management or consulting fees, cost reimbursement obligations and any guarantee of any obligation of or to such Seller or Sellers' Affiliate; provided, however, that this Section 10(b) shall not apply to any obligation of Buyer or the Corporation expressly provided for in this Agreement, including without limitation the "accrued officers salaries" as reflected on Schedule 3. Each Seller hereby agrees that the matters released hereby are not limited to matters which are known or disclosed, and hereby waives any and all rights and benefits that Seller or any Sellers' Affiliate now has or in the future may have conferred upon Seller or any Sellers' Affiliate.

         (c) Noncompetition Covenant. Each Seller, for himself or herself, agrees that, within five years of the Closing Date and so long thereafter as such Seller owns any interest in Newco (the "Non- Compete Period"), such Seller will not directly or indirectly (including without limitation through any directly or indirectly owned or controlled affiliated entity, any entity that directly or indirectly controls or is under common control with such Seller or through any financial interest held by immediate family members of such Seller or in trust for the benefit of such Seller's immediate family members) engage in, or have any interest in any business, facility or entity or in any person, firm, corporation or other business (whether as a management employee, officer, director, agent, security holder (except for the ownership of shares of a publicly held corporation purchased through a broker on a national stock exchange or the Nasdaq System at an initial purchase price of not more than $25,000), creditor, consultant or otherwise) that engages in, any activity within any of the counties in the State of California or any of the other states listed in Exhibit E attached hereto (which Sellers acknowledge and represent is a full and complete list of all California counties and states where the Corporation is currently conducting business) that is the same as, similar to or competitive with any activity engaged in by the Corporation; provided, however, that this Section 10(c) is not intended to prevent any such person from (i) performing professional services at or for any hospital or other facility or otherwise practicing medicine in a private practice which may utilize such competing facilities from time to time, (ii) participating on any hospital medical staff, committee, office or board so long as no compensation (other than customary fees for membership on general oversight or quality assurance committees) is paid to such person for services directly related to any such hospital's diagnostic imaging facility or program or (iii) participating in the activities listed in Schedules 11 and 12 attached hereto (as to the Sellers referred to in said Schedules). In addition, during the Non-Compete Period, no Seller shall recruit, solicit or otherwise seek to induce any employee of the Corporation, to terminate his or her employment or independent contractor relationship with the Corporation. If, in any judicial proceeding, this covenant not to compete is declared unenforceable for being of too long a duration or covering too large an area, then this covenant not to compete shall still be enforceable for such maximum period of time and within the largest geographic area as will make the covenant enforceable. Sellers acknowledge that he rights and privileges granted to Buyer herein are of special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that the breach by any Seller of this Agreement will cause Buyer great and irreparable injury and damage. Accordingly, each Seller agrees that Buyer, together with its affiliates or any of them, shall be entitled to seek the remedies of injunction, specific performance or other equitable relief to prevent a breach of this Agreement, without limiting the availability of any other remedy (including monetary damages).

         (d) Books and Records; Personnel. For a period of five years after the Closing Date:

              (i) Buyer shall not dispose of or destroy any of the material books and records of the Corporation relating to periods prior to the Closing Date ("Books and Records") without first offering to turn over possession thereof to Cohan by written notice to Cohan it least 30 days prior to the proposed date of such disposition or destruction.

              (ii)Buyer shall allow Sellers and their agents access to all Books and Records during normal working hours at Buyer's principal place of business or at any location where any Books and Records are stored, and Sellers shall have the right, at their expense, to make copies of any Books and Records; provided, however, that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Buyer's and the Corporation's businesses.

              (iiiBuyer shall make available to Sellers upon written notice (A) copies of any Books and Records, (B) the Corporation's personnel to assist
Sellers in locating and obtaining any Books and Records, and (C) any of the Corporation's personnel whose assistance or participation is reasonably required by Sellers or any of their affiliates in anticipation of, or preparation for, any litigation, tax or other matters in which any Seller is involved; provided, however, that any such copying or assistance shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of the Corporation's business. Sellers shall reimburse the Corporation for the reasonable direct out-of-pocket expenses incurred by Buyer or the Corporation in performing the covenants contained in this subsection (d).

         (e) Primedex Funding of Buyer. Primedex hereby agrees to provide to Buyer the funds necessary for Buyer to pay the purchase price for the Shares pursuant to Section 2 hereof. Primedex reserves the right to provide such funds, or to cause one or more of its affiliates to provide such funds, pursuant to capital contributions, loins or in any other manner deemed appropriate by Primedex, hut the form in which such funds are provided to Buyer shall not affect the absolute and unconditional obligation of Primedex to cause all payments required by Section 2 to be made.

         (f) Audit of Corporation's Financial Statements. Sellers acknowledge and agree that Primedex, through its independent accountants, may conduct an audit of the Corporation's financial statements for years 1992-1995, or some portion thereof, for purposes of Primedex complying with its public reporting obligations under the federal securities laws. Sellers agree to cooperate and assist, and to cause the Corporation and its employees to cooperate and assist, in such audit in all respects reasonably requested by Primedex and its independent accountants, including without limitation making themselves available to provide any information necessary or appropriate for such audits and signing standard management representation letters to such independent accountants.

     11. Termination.

         (a) By Mutual Consent. This Agreement may be terminated without further obligation of the parties at any time prior to Closing by mutual consent of the parties hereto.

         (b) Damages. No party shall be liable in damages to any other party as a result of the failure to consummate the transactions contemplated by this Agreement unless such failure is caused by the material breach of such party of any of the terms of this Agreement.

         (c) Unilateral Termination. If, through no fault of or breach by a party hereto, the Closing is not consummated on or before November 30, 1995, this Agreement may be unilaterally terminated by written notice given by such party to the other party.

     12. Confidentiality. Subject to Section 13, prior to the Closing, the parties hereto shall keep confidential all information relating to the others that it obtains pursuant to this Agreement and shall use such information only for the purposes contemplated by this Agreement. In the event that this Agreement is terminated pursuant to Section 11, or otherwise, or the Closing does not occur by reason of failure of one of the conditions to the Closing, the parties hereto agree (a) to return to the transmitting party all documents, financial statements and other information furnished or copied in connection with the transactions contemplated by this Agreement and (b) not to disclose without the prior written consent of the transmitting party any information obtained with respect to the business or operations of the transmitting party or any affiliate of such party.

     13. Publicity. Prior to Closing, no public announcement or other publicity regarding the transactions contemplated by this Agreement shall be made by any party without the prior written approval of Primedex and the Corporation as to form, timing and manner of distribution or publication. Primedex and the Corporation shall agree on the form and content of any joint press release or other public announcement (including, for example, letters to the Corporation's employees, providers and payors) which is to be released at or immediately following Closing. Nothing in this Section 13 or in Section 12 shall be considered to prohibit any party from making any disclosure required by any Law or any court order.

     14. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall he deemed to have been duly given when received if delivered personally, given by prepaid telegram, mailed first class, postage prepaid, registered or certified mail, delivered by Federal, Express or other courier service, or sent by facsimile or other online transmission system, as follows:

         If to Buyer:

         RadNet Managed Imaging Services, Inc.
         1516 Cotner Avenue
         Los Angeles, California 90025-3303
         AttentionSteven R. Hirschtick,Senior Vice President and General Counsel FAX No. (310) 478-5810

         With a copy to:

         Robert D. Mosher
         Nossaman, Guthner, Knox & Elliott
         445 South Figueroa Street, 31st Floor
         Los Angeles, California 90071-1602
         FAX No. (213) 612-7801

         If to the Corporation or any Seller:

         c/o Jaana Cohan
         6380 Wilshire Boulevard, Suite 900
         Los Angeles, California 90048
         FAX No. (800) 517-7774

         With a copy to:

         Joseph G. Martinez
         Parker, Milliken, Clark, O'Hara Samuelian
         333 So.  Hope Street, 27th Floor
         Los Angeles, California 90071
         FAX No. (213) 683-6669

     15. Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California. The section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

     16. General. This Agreement (including the Schedules and Exhibits referred to herein) sets forth the entire agreement and understanding of the parties with respect to the transactions contemplate hereby and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof, including without limitation the letter of intent, dated as of October 24, 1995, among Buyer, Primedex and the Corporation. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, or in the Exhibits hereto or the written statements, certificates or other documents delivered pursuant hereto. Subject to Section 9(c) hereof, all the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall survive the Closing and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. In the event that any one or more of the provisions of this Agreement shall he held or otherwise found to be invalid, illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby. None of the parties hereto shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, and notwithstanding the foregoing, Buyer may (a) prior to or at the Closing assign all or any portion of Buyer's rights and obligations pursuant to this Agreement to any wholly owned subsidiary or affiliate of Buyer, and (b) after the Closing, assign any or all of its rights hereunder without any consent or approval of any other party to this Agreement. This Agreement is for the sole benefit of the undersigned parties hereto and is not for the benefit of any third party.

     17. Further Assurances. Sellers shall execute and deliver such other documents and instruments, and take such other actions, as Buyer may reasonably request in order more fully to vest and perfect in Buyer all right, title and interest in and to the Shares.

     18. Counterparts. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement. Signatures transmitted by facsimile shall be accepted as original signatures.

     19. Attorneys' Fees. In any action at law or equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in any final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeal or in connection with any bankruptcy proceeding), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

     20. Interpretation of Agreement. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

BUYER:                                 RADNET MANAGED IMAGING SERVICES, INC.



                          By /s/ Howard G. Berger, M.D.
                             Howard G. Berger, M.D.
                                         President and Chief Executive Officer


THE CORPORATION:                       FUTURE DIAGNOSTICS, INC.



                                       By  /s/ Jaana Cohan
                             Jaana Cohan, President


SHAREHOLDERS:                              /s/ Michael Brant-Zawadzki, M.D.
                          Michael Brant-Zawadzki, M.D.


                                           /s/ Jaana Cohan
                                            Jaana Cohan


                             /s/ John V. Crues, M.D.
                               John V. Crues, M.D.


                                           /s/ Arnold S. Tesh
                                            Arnold S. Tesh


                                          /s/ William S. Wood
                                            William S. Wood